UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 08, 2026

Stonepeak-Plus Infrastructure Fund LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56711	33-1582934
(State or Other Jurisdiction of Incorporation or Organization)	Commission file number	(IRS Employer Identification No.)
55 Hudson Yards 550 W 34th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 907-5100
(Registrant’s telephone number, including area code)
N/A
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Yes ☒ No ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2026, Stonepeak-Plus Infrastructure Fund Associates LP, the general partner of the Fund (the “General Partner”), entered into the Fourth Amended and Restated Limited Partnership Agreement of the Fund (the “Amended Partnership Agreement”) to authorize the General Partner to cause the Fund to (i) redesignate the existing Class A-1a Units, Class A-1b Units, Class A-1c Units, Class F-1 Units, Class I-1 Units and Class S-1 Units to Class Z - Series A-1a Units, Class Z - Series A-1b Units, Class A-1c Units, Class Z - Series F-1 Units, Class Z - Series I-1 Units and Class Z - Series S-1 Units, respectively, (ii) issue Units designated as Class Z - Series M-I Units and Class Z - Series M-S Units, and (iii) make certain related changes.

The foregoing summary description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Partnership Agreement, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Filed/
Exhibit Number	Exhibit Description	Furnished Herewith
3.1	Fourth Amended and Restated Limited Partnership Agreement of Stonepeak-Plus Infrastructure Fund LP, dated as of July 8 2026	*
__________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Stonepeak-Plus Infrastructure Fund LP

Date: July 14, 2026	By:	/s/ Cyrus Gentry
Cyrus Gentry
Chief Executive Officer